SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 21, 2007

Orleans Homebuilders, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-6830	59-0874323
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Greenwood Square, Suite 101
3333 Street Road, Bensalem, PA	19020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 245-7500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 21, 2007, Greenwood Financial, Inc. (“Greenwood Financial”), a wholly-owned subsidiary of Orleans Homebuilders, Inc. (the “Company”), and certain affiliates of Greenwood Financial (collectively, the “Borrowers”), the Company, as guarantor, Wachovia Bank, National Association, as administrative agent (“Agent”), and various other lenders party thereto entered into the Fifth Amendment to the Amended and Restated Revolving Credit Loan Agreement (the “Fifth Amendment”).  The Amended and Restated Revolving Credit Loan Agreement was originally entered into on January 24, 2006 and amended on November 1, 2006, February 7, 2007 and May 8, 2007, and the maturity date was generally extended and certain amendments were made on September 6, 2007 (as amended, the “Amended and Restated Credit Agreement”).  The effective date of the Fifth Amendment is December 1, 2007.

The description of the Fifth Amendment set forth below is qualified in its entirety by the text of the Fifth Amendment, a copy of which is attached hereto as Exhibit 10.1.

•                  The required minimum consolidated tangible net worth was generally reduced from its existing level on a dollar-for-dollar basis for certain “Land Sales Impairments” and “Inventory Impairments” (each as defined in this Fifth Amendment), provided that the minimum consolidated tangible net worth must be $130.0 million at all times.

The required minimum “Consolidated Tangible Net Worth” is now $192.0 million plus an amount equal to 50% of the positive net income of the Company earned during each fiscal quarter that ends after June 30, 2007 and all of the net proceeds of equity securities issued by the Company or any of its subsidiaries after June 30, 2007.  In addition, the minimum Consolidated Tangible Net Worth shall be reduced by Inventory Impairments up to a maximum aggregate amount of $35.0 million and Land Sales Impairments up to a maximum aggregate amount of $50.0 million, of which not more than $15.0 million may be attributable to Land Sales Impairments accrued or recorded as of a date after December 31, 2007 and on or before March 31, 2008.  Notwithstanding the foregoing, the required minimum Consolidated Tangible Net Worth must be at least $130.0 million at all times.

•                  The definition of “Leverage Ratio” was revised to provide generally that a “net debt” calculation shall be used for purposes of determining the Leverage Ratio, where the amount of the Company’s “Consolidated Total Indebtedness” is reduced by  (i) the amount by which (a) the average of the aggregate month-end unrestricted cash, restricted cash due from title companies and “Cash Equivalents” balances of borrowers and the Company, each on a consolidated basis, during the fiscal quarter then-ended exceeds (b) $20.0 million, and (ii) the amount of any permitted debt that is attributable to any “Option Agreement” (as defined in the Fifth Amendment).  The maximum Leverage Ratio measured at the end of each quarter was revised to be 4.00-to-1.00 for fiscal quarters ending on or after December 31, 2007.  In addition, as of the last day of each fiscal quarter ending on or after December 31, 2007, the Guarantor’s Leverage Ratio, adjusted to exclude the effect of Inventory Impairments and Land Sales Impairments (each as defined in this Fifth Amendment) may not exceed 3.00-to-1.00.

•                  The following exclusions were added to the definition of “Consolidated Total Indebtedness” and “Debt”: (i) the amount of any “Permitted Debt” that is attributable to any Option Agreement, and (ii) any obligation arising out of the sale and/or sale and leaseback of any model “Units” (as defined in the Amended and Restated Credit Agreement) provided that

                        (a) the transaction is not part of a bulk sale (or group of related sales) of more than five model Units, (b) Agent determines, in its sole discretion, that if the Borrower, Company or any wholly-owned subsidiary of either that is party to such transaction defaults thereunder, such entity shall have no material financial obligation and no material liability as a consequence of such default, other than the termination of the transaction, and (c) the maximum aggregate amount that may at any time be excluded from Consolidated Total Indebtedness and Debt pursuant to clause (ii) shall not exceed $10.0 million.

•                  The definition of “Permitted Debt” was expanded, to include, among other things, up to $35.0 million of debt attributable to “Option Agreements,” which are defined as agreements pursuant to which a borrower or the Company, or a subsidiary of either, has the right to repurchase land or units (where such land or units were previously owned by such Borrower) so long as the Agent determines in its sole discretion that in the event of any default by such entity under such agreement such entity shall have no material financial obligations and no material  liability as a consequence of such entity’s default thereunder (other than the termination of such agreement and/or forfeiture of any deposit made or other amounts paid in connection with such agreement).

•                  The debt service coverage ratio covenant, which was previously eliminated for the fiscal quarter ending December 31, 2007, was amended to eliminate the covenant also for the fiscal quarter ending March 31, 2008, and the required minimum debt service coverage ratio was reduced in quarters thereafter.  The minimum debt service coverage ratio was reduced to 0.20-to-1.00 for the fiscal quarter ending June 30, 2008, 0.50-to-1.00 for the fiscal quarter ending September 30, 2008, 0.65-to-1.00 for the fiscal quarters ending December 31, 2008, March 31, 2009 and June 30, 2009, and remains 1.00-to-1.00 for the fiscal quarter ending September 30, 2009.

•                  The definition of “Debt Service” was amended to exclude “interest” attributable under generally accepted accounting principles to any “Option Agreement” (as defined) as well as any payments made pursuant to any Option Agreement and to subtract from debt service interest income.

•                  The maximum “Borrowing Base Availability” attributable to “Units” was adjusted so that the maximum Borrowing Base Availability attributable to Units not subject to a qualifying agreement of sale may not exceed (a) 45% of the aggregate Borrowing Base Availability attributable to all Units as shown on any such borrowing base certificate dated as of a date that is after November 30, 2007 and before May 31, 2008; (b) 40% of the aggregate borrowing base availability attributable to all Units as shown on any borrowing base certificate dated as of a date that is on or after May 31, 2008 and before August 31, 2008, and (c) 37.5% of the aggregate Borrowing Base Availability attributable to all Units as shown on any borrowing base certificate dated as of a date that is on or after August 31, 2008.

•                 With respect to borrowing base certificates delivered as of a date that is on or before August 31, 2008, the maximum Borrowing Base Availability attributable to lots was adjusted so that, if certain amounts of model home sales are closed, the maximum Borrowing Base Availability attributable to lots as a percentage of the overall borrowing base otherwise available shall be (a) increased from 55% to 56% if, as of the date of the relevant borrowing base certificate, the aggregate gross proceeds received from the disposition by Borrowers of model units, which dispositions were recorded by Borrowers and “closed” after October 31, 2007, are at least $10.0 million and (b) increased to 57% if, as of the date of the relevant borrowing base certificate, such aggregate gross sales proceeds are at least $20.0 million.

•                  The definition of “Applicable Spread,” was revised so that if the leverage ratio is not greater than 2.00-to-1.00, the applicable spread will be 250.0 basis points; if the leverage ratio is greater than 2.00-to-1.00 and not greater than 2.50-to-1.00, the applicable spread will be 262.5 basis points; if the leverage ratio is greater than 2.50-to-1.00 and not greater than 3.00-to-1.00, the applicable spread will be 275.0 basis points; if the leverage ratio is greater than 3.00-to-1.00 and not greater than 3.25-to-1.00, the applicable spread will be 300.0 basis points; if the leverage ratio is greater than 3.25-to-1.00 and not greater than 3.50-to-1.00, the applicable spread will be 350.0 basis points; and if the leverage ratio exceeds 3.50-to-1.00, the applicable spread will be 400.0 basis points.  The applicable spread was adjusted as of December 21, 2007 from 275.0 basis points to 300.0 basis points over the applicable LIBOR market index, based on the Covenant Compliance Certificate dated September 30, 2007, and will be adjusted quarterly going forward. Effective upon the date the Company files its December 31, 2007 quarter-end compliance certificate due no later than 50 days after the quarter end, the applicable spread is anticipated to increase.

•                  The maximum aggregate number of Units not subject to a qualifying agreement of sale which the Company may own at any time was increased from 35% to 40% of the total number of Units sold and settled by the Company in the immediately preceding four fiscal quarters.

•                  The required minimum liquidity covenant based on cash plus borrowing base availability was amended to generally increase the amount of liquidity required to be held by $5.0 million as of August 31, 2008.  Under the amended covenant, the Company must have (i) at least $10.0 million of cash (including without limitation cash due from title companies) and cash equivalents (as defined) as of the reporting date of each borrowing base certificate dated as of a date before August 31, 2008 and not less than $15.0 million thereafter, and (ii) at least $15.0 million of liquidity (as defined and including cash (including without limitation cash due from title companies) and cash equivalents) as of the date of each borrowing base certificate dated as of a date before August 31, 2008 and at least $20.0 million thereafter.

On December 28, 2007, the Company issued a press release announcing the Fifth Amendment, a copy of which is furnished herewith as Exhibit 99.1

ITEM 9.01.    FINANCIAL STATEMENTS AND EXHIBITS.

(d)                                 Exhibits

The following exhibits are filed or furnished (as indicated) with this Current Report on Form 8-K:

Exhibit No.	Description

*10.1

Fifth Amendment to Amended and Restated Revolving Credit Loan Agreement, dated as of December 21, 2007 and effective as of December 1, 2007, by and among Greenwood Financial, Inc. and certain affiliates, Orleans Homebuilders, Inc., Wachovia Bank, National Association and various other lenders party thereto.

**99.1	Orleans Homebuilders, Inc. press release dated December 28, 2007.

  * Filed herewith.

** Furnished herewith.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORLEANS HOMEBUILDERS, INC.

Dated: December 28, 2007
	By:	GARRY P. HERDLER
Garry P. Herdler
Executive Vice President & Chief Financial Officer

EXHIBIT INDEX

The following exhibits are filed or furnished (as indicated) with this Current Report on Form 8-K:

Exhibit No.	Description

*10.1

Fifth Amendment to Amended and Restated Revolving Credit Loan Agreement, dated as of December 21, 2007 and effective as of December 1, 2007, by and among Greenwood Financial, Inc. and certain affiliates, Orleans Homebuilders, Inc., Wachovia Bank, National Association and various other lenders party thereto.

**99.1	Orleans Homebuilders, Inc. press release dated December 28, 2007.

* Filed herewith.
** Furnished herewith.